Exhibit 99.1

Press Release

Niska Gas Storage Partners LLC to Participate in CITI MLP Conference

HOUSTON, August 15, 2012 — Niska Gas Storage Partners LLC. (NYSE:NKA) today announced that it will be participating in the 2012 CITI MLP/Midstream Conference on August 22 and 23,  2012, in Las Vegas, Nevada.

At the conference, Simon Dupéré, Chief Executive Officer, Vance Powers, Chief Financial Officer, and Rick Staples, Executive Vice President, will be meeting one on one with institutional investors.

Niska will post its presentation under the Investor Section of its website the morning of Wednesday, August 22nd.

About Niska

Niska is the largest independent owner and operator of natural gas storage in North America, with strategically located assets in key natural gas producing and consuming regions. Niska owns and operates three facilities, including the AECO HubTM in Alberta, Canada; Wild Goose in California; and Salt Plains in Oklahoma. Niska also contracts for gas storage capacity on the Natural Gas Pipeline Company of America system. In total, Niska owns or contracts for approximately 221.5 Bcf of gas storage capacity.

SOURCE: Niska Gas Storage Partners LLC
Niska Gas Storage Partners LLC
Investor Relations:  Vance Powers or Brandon Tran, 403-513-8600